UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 3, 2017

Date of report (Date of earliest event reported)

TERRAVIA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35189	33-1077078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

225 Gateway Boulevard

South San Francisco, CA 94080

(Address of Principal Executive Offices)

94080

(Zip Code)

(650) 780-4777

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

As previously disclosed, TerraVia Holdings, Inc. (the “Company”) is engaged in activities to restructure its 6.00% convertible senior subordinated notes due 2018 (the “2018 Notes”) and its 5.00% convertible senior subordinated notes due 2019 (the “2019 Notes”). Specifically, the Company is currently in negotiations with significant holders of the 2018 Notes and the 2019 Notes about a potential restructuring of the Company’s funded debt. The Company has retained Rothschild Inc. and Davis Polk & Wardwell LLP to advise on the potential restructuring. However, no agreements have been reached and any such negotiation may not lead to an agreement or a transaction to restructure the Company’s funded debt.

In April 2014, the Company issued $149.5 million aggregate principal amount of the 2019 Notes, of which $140.5 million in aggregate principal amount remained outstanding as of March 31, 2017. The next interest payment on the 2019 Notes is due April 3, 2017 (the next succeeding business day after the April 1 interest payment date). Pursuant to the indenture governing the 2019 Notes, the Company is entitled to a 30-day grace period in which to make the interest payment. The Company is exercising its right to use this grace period in consideration of debt restructuring activities, and will not make this interest payment on April 3, 2017. No “Event of Default” will be deemed to have occurred under the indenture unless the Company does not make the interest payment during the 30-day grace period.

In April 2016, Silicon Valley Bank (“SVB”) issued a standby letter of credit (“SVB SLOC”) in favor of Itaú Unibanco S.A. (“Itaú”) to support a bank guarantee issued by Itaú on behalf of the Company to the Brazilian Development Bank (“BNDES”) in connection with the loan agreement entered into in 2013 between BNDES and Solazyme Bunge Produtos Renováveis Ltda., the Company’s joint venture with Bunge Global Innovation, LLC. The SVB SLOC is supported by a loan and security agreement (the “Agreement”) the Company entered into with SVB in June 2016. The Company intends to work with SVB to either amend or terminate the Agreement. Should the Company and SVB terminate the Agreement, the Company expects it would replace the Agreement with a Bank Services Cash Pledge Agreement (the “Pledge Agreement”) between SVB and the Company to cash collateralize and secure the SVB SLOC. The currently outstanding SVB SLOC is expected to remain in place.

The foregoing contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the Company, including statements that involve risks and uncertainties concerning: ongoing activities to restructure the Company’s funded debt and the prospects of those activities being successful; the impact of any restructuring of the Company’s funded debt or the failure to do so; the Company’s intent not to make an interest payment on the 2019 Notes on the due date; the impact of such non-payment; the Company’s intent to amend or terminate the Agreement and/or enter into a Pledge Agreement; the Company’s expectation to cash collateralize the SVB SLOC if the Agreement is terminated; and the Company’s expectation that the SVB SLOC will remain in place. When used herein, the words “will”, “expects”, “intends” and other similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such statement may be influenced by a variety of factors, many of which are beyond the control of the Company, that could cause actual outcomes and results to be materially different from those projected, described, expressed or implied herein due to a number of risks and uncertainties. Potential risks and uncertainties include, among others: the Company’s ability to enter into new agreements with SVB upon acceptable terms; the Company’s ability to complete a recapitalization or restructuring; terms being less beneficial than expected; adverse responses from customers, partners and investors to the Company’s intent not to make the interest payment on the due date; and the impact of non-payment on the ability of the Company to recapitalize or restructure its debt. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of the Company. In addition, please refer to the documents that the Company files with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, each as updated from time to time, for a discussion of other factors that could cause the Company’s results to vary from expectations. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. The Company is not under any duty to update any of the information herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TERRAVIA HOLDINGS, INC.
(Registrant)

Date: April 3, 2017	By:	/s/ TYLER PAINTER
Tyler Painter
Chief Operation Officer and Chief Financial Officer